                                                                    Exhibit 10.2


                       RESTRICTED STOCK PURCHASE AGREEMENT


         This Restricted Stock Purchase Agreement (this "AGREEMENT") is dated as of September 9, 2004 between Securus Technologies, Inc., a Delaware corporation (the "CORPORATION"), and Richard Falcone (the "EXECUTIVE"). Capitalized terms not otherwise defined herein shall have their respective meanings as set forth in the Securus Technologies, Inc. 2004 Restricted Stock Plan (the "PLAN").


                              W I T N E S S E T H:
                              - - - - - - - - - -


         WHEREAS, the Executive will become an employee of the Corporation pursuant to the Employment Agreement between the Executive and the Corporation, dated as of September 9, 2004, as the same may be amended from time to time (the "EMPLOYMENT AGREEMENT") upon the consummation of the merger transaction (the "MERGER") contemplated by that certain Agreement and Plan of Merger, dated July 10, 2004, by and among the Corporation, Evercom Holdings, Inc., and New Mustang Acquisition, Inc.; and

         WHEREAS, the Corporation and the Executive desire to enter into this Agreement pursuant to which, upon the consummation of the Merger, the Executive will purchase, and the Corporation will sell, 16,856.96 shares of the Corporation's Class B Common Stock, no par value per share (the "RESTRICTED STOCK").

         NOW, THEREFORE, in consideration of the Executive's employment with the Corporation, and as an inducement and incentive to the Executive to enter into the Employment Agreement (and other good and valuable consideration receipt of which is hereby acknowledged), the Corporation hereby agrees to sell to the Executive the Restricted Stock, pursuant to the terms and subject to the conditions of the Plan and this Agreement, including a restriction period (the "RESTRICTION PERIOD") and such other restrictions as are hereinafter set forth, and in connection with such purchase and sale, Corporation and the Executive agree as follows:

         1. PURCHASE AND SALE OF RESTRICTED STOCK.

                  (a) Upon the consummation of the Merger, the Executive shall purchase, and the Corporation shall sell to the Executive, the Restricted Stock in exchange for a purchase price of $0.01 per share or an aggregate of $168.57 (the "PURCHASE PRICE"). Upon receipt of the Purchase Price, the Corporation shall deliver to the Executive the certificate or certificates representing such Restricted Stock, subject to Section 4 hereof, the Restriction Period and the other restrictions contained herein and those restrictions set forth in that certain Stockholders' Agreement, dated the closing date of the Merger (the "CLOSING DATE"), by and among the Corporation and the investors and management stockholders named therein (the "STOCKHOLDERS' AGREEMENT").

                  (b) In connection with the purchase and sale of the Restricted Stock hereunder, the Executive represents and warrants to the Corporation that:

                  (i) The Restricted Stock to be acquired by the Executive pursuant to this Agreement will be acquired for the Executive's own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act of 1933, as amended (the "SECURITIES ACT"), or any applicable state securities laws, and the Restricted Stock will not be disposed of by the Executive in contravention of the Securities Act or any applicable state securities laws or the Stockholders' Agreement.

                  (ii) The Executive is able to evaluate the risks and benefits of the investment in the Restricted Stock. The Executive will be an officer of the Corporation and is an "accredited investor" within the meaning of the Securities Act. The Executive is domiciled in, and the certificates representing the Restricted Stock will come to rest in, the State of Texas.

                  (iii) The Executive is able to bear the economic risk of his investment in the Restricted Stock for an indefinite period of time and acknowledges that the Restricted Stock has not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

                  (iv) The Executive has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of Restricted Stock and has had full access to such other information concerning the Corporation as he has requested. The Executive has also reviewed, or has had an opportunity to review, the Corporation's certificate of incorporation, bylaws and financial statements. The Executive acknowledges and understands that (a) it is unlikely that the Corporation will pay dividends in respect of the Restricted Stock and (b) payment of dividends and distributions in respect of the Restricted Stock may be restricted by the financing documents that the Corporation may enter into and may be restricted by future agreements or instruments binding on the Corporation, its operating subsidiaries or its properties. The Restricted Stock is junior to the Common Stock, $0.01 par value per share (the "COMMON STOCK"), in right of payment upon liquidation of the Corporation with the Common Stock having a liquidation preference of $57.00 per share. The decision of the Executive to purchase the Restricted Stock hereunder has been made by the Executive independent of any other purchaser. The Executive agrees and acknowledges that no other Person has acted, is expected to act, or will act as the agent or financial advisor of such Executive in connection with making, closing or monitoring of his investments hereunder. The Executive acknowledges that he has been advised that an investment in the Restricted Stock involves a high degree of risk and is suitable only for persons of adequate financial means who have no need for liquidity with respect to this investment and that there may be a complete loss of his investment.

                  (v) This Agreement constitutes the legal, valid and binding obligation of the Executive, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by the Executive does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Executive is a party or any judgment, order or decree to which the Executive is subject.

                  (c) As an inducement to the Executive to acquire the Restricted Stock from the Corporation, and as a condition thereto, the Corporation represents and warrants to the Executive that the Restricted Stock issued under this Agreement is duly and validly authorized and issued, fully paid and non-assessable and has not been issued in violation of any pre-emptive or similar right of any person or of any federal or state securities law.

         2. CORPORATION'S RIGHT TO PURCHASE STOCK.

                  (a) Immediately following termination under any circumstances of the Executive's employment with the Corporation or a Subsidiary, the Corporation shall have the right, but not the obligation, to purchase any or all of the shares of Restricted Stock then held by the Executive or any permitted transferee of such Restricted Stock (other than shares of Restricted Stock that are Vested Restricted Stock (as defined below) and the maximum number of shares of Restricted Stock that remain subject to the vesting provisions of Section 3(b) after such termination) by delivering written notice to the Executive and/or such transferee within ninety (90) calendar days (or, if such termination of employment occurs by reason of the Executive's death or Disability, one hundred eighty (180) days) after such termination of employment, at the purchase price determined in accordance with Section 2(b). In addition, in the event of a Sale of the Corporation, the Corporation shall have the right, but not the obligation, to purchase on the closing date of the Sale of the Corporation any or all of the shares of Restricted Stock described in Sections 3(b) and 3(c) hereof as to which the Restriction Period has not lapsed after giving effect to such Sale of the Corporation; PROVIDED, HOWEVER, that if H.I.G.-TNetix, Inc. and/or its affiliates retain capital stock in the Corporation after a Sale of the Corporation then the effectiveness of the provisions of this Section 2 granting the Corporation the right to purchase shares of Restricted Stock shall be deferred until the date that H.I.G.-TNetix and its affiliates have sold all of the capital stock in the Corporation held by such entities. As used herein, the term "VESTED RESTRICTED STOCK" will mean the shares of Restricted Stock as to which the Restriction Period has lapsed in accordance with Section 3.

                  (b) The purchase price to be paid by the Corporation for any shares of Restricted Stock to be purchased pursuant to Section 2(a) shall be the lesser of: (A) the fair market value of such shares of Restricted Stock as of the date the Corporation purchases such shares and (B) the original purchase price set forth in Section 1 of this Agreement for such shares of Restricted Stock.

                  (c) If the Corporation elects to exercise its right to purchase any Restricted Stock under this Section 2, the closing of the purchase by the Corporation of the Restricted Stock shall take place no later than thirty
(30) days after the exercise of such right, which time in the case of the death of the Executive may be extended to provide for probate of the Executive's estate. On the date scheduled for such closing, the price for the shares of the Restricted Stock shall be paid by the Corporation by (i) check or checks to the record holder of such shares against delivery of a certificate or certificates representing the purchased shares in proper form for transfer or (ii) offsetting amounts outstanding under any indebtedness or obligations owed by the Executive or permitted transferees thereof to the Corporation or any affiliate thereof. In connection with such closing, such record holder shall warrant in writing to the Corporation good and marketable title to the Restricted Stock, free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever except those under this Agreement and the Stockholders' Agreement. All repurchases of the Restricted Stock by the Corporation will be subject to applicable restrictions contained in the Delaware General Corporation Law and in the Corporation's and any affiliate's debt and equity financing agreements. If any such restrictions prohibit the Corporation's purchase of the Restricted Stock pursuant to this Section 2 which the Corporation is otherwise entitled to make, the Corporation may make such purchases as soon as it is permitted to do so under such restrictions.

         3. RESTRICTION PERIOD. The Restriction Period applicable to all of the shares of Restricted Stock shall commence on the date of this Agreement and shall end (without duplication) as follows:

                  (a) With respect to 30.77% of the total number of shares of Restricted Stock, the Restriction Period shall end as to 6.154% of the total number of shares of Restricted Stock on December 31, 2004, and as to an additional 6.154% of the total number of shares of Restricted Stock on each subsequent June 30 and December 31 during the period through and including December 31, 2006, if, except to the extent provided in Sections 3(d) and (e), as of each such date the Executive is, and has been, continuously employed by the Corporation since the date of this Agreement.

                  (b) With respect to 38.46% of the total number of shares of Restricted Stock, (i) in the event of (a) a sale by H.I.G.-TNetix, Inc. and/or its affiliates of all or any portion of the capital stock of the Corporation owned by them to any entity, person or group that is not an affiliate of H.I.G.-TNetix, Inc. or (b) the receipt by H.I.G.-TNetix, Inc. and/or its affiliates of other Proceeds, (ii) the aggregate Proceeds (as defined below) to H.I.G.-TNetix, Inc. and/or its affiliates meet or exceed the applicable multiple of its Investment set forth below, and (iii) the Executive is and has remained in the continuous employ of the Corporation since the date of this Agreement to the date of such sale or receipt of such Proceeds, then the Restriction Period shall end as to the highest corresponding "Applicable Percentage" of the total number of shares of Restricted Stock set forth below:

  Multiple of HIG's Investment                   Applicable Percentage
 -------------------------------                 ---------------------

At least 2.0x but less than 3.0x                         7.69%
At least 3.0x but less than 4.0x                        23.08%
At least 4.0x but less than 6.0x                        30.77%
At least 6.0x                                           38.46%

; PROVIDED that in the event of the termination of the employment of the Executive (x) without Cause (as defined in the Employment Agreement) or (y) as a result of Constructive Discharge (as defined in the Employment Agreement) or (z) as a result of the Executive's death or because he has become disabled such that he is unable to perform the essential functions of his job with reasonable accommodation for a period of not less than fifteen (15) consecutive weeks, then upon such sale or receipt of such other Proceeds by H.I.G.-TNetix, Inc. and/or its affiliates as described above in this Section 3(b), the Restriction Period shall end as to the highest corresponding Applicable Percentage multiplied by the applicable percentage set forth in the following table:



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

 Date of Termination of Employment          Modified Applicable Percentage
 ---------------------------------          ------------------------------

Date hereof through April 30, 2005                      33.33%
May 1, 2005 through February 28, 2006                   66.67%
Thereafter                                                100%

                  (c) With respect to the remaining 30.77% of the total number of shares of Restricted Stock, the Restriction Period shall end subject to such terms and conditions as may be determined annually by the Board with the active participation and involvement of the Executive in all aspects of the process. The Corporation understands, acknowledges and agrees that the shares of Restricted Stock subject to this Section 3(c) will vest (i) based upon measurable objectives and (ii) in increments based upon achievement of specific milestones if, except to the extent provided in Sections 3(d) and (e), as of date of the achievement of each such specific milestone the Executive is, and has been, continuously employed by the Corporation since the date of this Agreement.

                  (d) Upon the termination of the employment of the Executive without Cause or as a result of Constructive Discharge prior to the end of the Employment Period (as defined in the Employment Agreement), (i) the shares of Restricted Stock subject to the provisions of Section 3(a) which have not (as of the occurrence of such termination of employment) become Vested Restricted Stock will upon such occurrence become Vested Restricted Stock and (ii) the shares of Restricted Stock subject to the provisions of Section 3(c) which are subject to vesting during the fiscal year in which such termination of employment occurs but which have not (as of the occurrence of such termination of employment) become Vested Restricted Stock will upon such occurrence become Vested Restricted Stock.

                  (e) Upon the termination of the employment of the Executive as a result of the Executive's death or because he has become disabled such that he is unable to perform the essential functions of his job with reasonable accommodation for a period of not less than fifteen (15) consecutive weeks, (i) the shares of Restricted Stock subject to the provisions of Section 3(a) which are subject to vesting on the next succeeding June 30 or December 31 will become Vested Restricted Stock on such June 30 or December 31 and (ii) the shares of Restricted Stock subject to the provisions of Section 3(c) which are subject to vesting during the fiscal year in which such termination of employment occurs but which have not (as of the occurrence of such termination of employment) become Vested Restricted Stock will upon such occurrence become Vested Restricted Stock.

                  (f) Upon the occurrence of a Change of Control (as defined in the Employment Agreement) (i) the shares of Restricted Stock subject to the provisions of Section 3(a) which are not Vested Restricted Stock (as of the occurrence of such Change of Control) will upon such occurrence become Vested Restricted Stock, (ii) the shares of Restricted Stock subject to the provisions of Section 3(b) which are not Vested Restricted Stock (as of the occurrence of such Change of Control) shall be subject to the provisions of Section 2, (iii) the shares of Restricted Stock subject to the provisions of Section 3(c) that are subject to vesting during the fiscal year in which the Change of Control occurs but which have not (as of the occurrence of such Change of Control) become Vested Restricted Stock will upon such occurrence become Vested Restricted Stock will upon such occurrence become Vested Restricted Stock and
(iv) the
shares of Restricted Stock subject to the provisions of Section 3(c) that are subject to vesting after the fiscal year in which the Change of Control occurs shall become Vested Restricted Stock in the same proportionate percentage as the shares of Restricted Stock subject to the provision of Section 3(b) become Vested Restricted Stock; PROVIDED, that if H.I.G.-TNetix, Inc. and/or its affiliates retain capital stock in the Corporation after a Sale of the Corporation, shares of Restricted Stock held by the Executive that do not become Vested Restricted Stock following the consummation of the Sale of the Corporation will not terminate or be cancelled until the date that H.I.G.-TNetix and its affiliates have sold all of the capital stock in the Corporation held by such entities.

         4. LEGENDS. The Executive acknowledges that all stock certificates representing shares of Restricted Stock shall bear the following legends and such other legends as may be required by law or contract unless and until the underlying Restricted Stock is no longer subject to such restrictions:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND OTHER AGREEMENTS SET FORTH IN A RESTRICTED STOCK PURCHASE AGREEMENT AND A STOCKHOLDERS' AGREEMENT. A COPY OF SUCH AGREEMENTS MAY BE OBTAINED BY THE HOLDER HEREOF AT THE CORPORATION'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.

The Executive shall deposit all stock certificates representing Restricted Stock subject to the Restriction Period and other restrictions contained herein with the Corporation or its designee together with a stock power endorsed in blank, to be held by Corporation or such designee until the expiration of the applicable restrictions. Upon expiration of the restrictions with respect to shares of Restricted Stock, at the request of the Executive the Corporation shall promptly deliver a certificate or certificates representing the shares of Restricted Stock as to which the restrictions have lapsed to the Executive, subject to satisfaction of any tax obligations in accordance with Section 7 hereof, and subject to Sections 2, 5, 8, 9, 11 and 13 hereof and the Stockholders' Agreement. A stock certificate representing the shares of Restricted Stock that are not subject to restrictions on the date hereof shall be issued to the Executive, subject to satisfaction of any tax obligations in accordance with Section 7 hereof, and subject further to Section 8 hereof and the transfer restrictions set forth in the Stockholders' Agreement.

         5. TRANSFER. The Executive acknowledges that prior to the expiration of the applicable portion of the Restriction Period, the applicable Restricted Stock may not be Transferred. Upon the expiration of the applicable portion of the Restriction Period, as set forth in Section 3 hereof, the restrictions on Transfer of the applicable Restricted Stock set forth above in this Section 5 shall lapse; provided however that the Restricted Stock shall be subject to the restrictions on Transfer set forth in the Stockholders' Agreement.

         6. VOTING AND DIVIDENDS. The Executive shall have all voting and dividend rights if applicable of a stockholder with respect to the Restricted Stock for record dates occurring on or after the date of this Agreement and prior to the date any such shares of Restricted Stock are forfeited in accordance with this Agreement. Any dividends or distributions to the extent paid or made with respect to the Restricted Stock shall, during the Restriction Period, be deposited, together with a stock power endorsed in blank or other appropriate instrument of transfer, with the Corporation or any holder appointed pursuant to Section 4 hereof, and shall be subject to the same restrictions (including, without limitation, the Restriction Period) as the Restricted Stock and otherwise considered to be such Restricted Stock for all purposes hereunder. Upon Restricted Stock becoming Vested Restricted Stock, all dividends and distributions deposited with the Corporation with respect to such shares of Vested Restricted Stock will be delivered to the Executive, subject (in the case of dividends or distribution consisting of securities subject to the Stockholders' Agreement) to the restrictions set forth in the Stockholders' Agreement.

         7. TAXES. The Executive acknowledges the existence of Federal, state and local income tax and employment tax withholding obligations with respect to the Restricted Stock and agrees that such must be met. If required by applicable law, the Executive shall be required to pay such taxes, if any, to the Corporation in cash upon the expiration of the applicable Restriction Period (including any portion thereof) or such earlier dates as the Executive elects pursuant to Section 83(b) of the Code, or as of which the value of any shares of Restricted Stock first becomes includible in the Executive's gross income for income tax purposes. If tax withholding is required by applicable law, in no event shall Restricted Stock be delivered to the Executive until he has paid to the Corporation in cash the amount of such tax required to be withheld with respect to the Restricted Stock or otherwise entered into an agreement satisfactory to the Corporation providing for payment of withholding tax. IN THE EVENT THAT THE EXECUTIVE MAKES AN EFFECTIVE ELECTION WITH THE INTERNAL REVENUE SERVICE PURSUANT TO SECTION 83(B) OF THE CODE WITH RESPECT TO ANY OR ALL OF THE RESTRICTED STOCK, THE EXECUTIVE AGREES TO NOTIFY THE CORPORATION OF SUCH ELECTION IN WRITING WITHIN THIRTY (30) DAYS OF SUCH ELECTION.

         8. STOCKHOLDERS' AGREEMENT. The Executive acknowledges that the shares of Restricted Stock received by him under this Agreement shall be subject to the Stockholders' Agreement, and such shares of Restricted Stock (or any right or interest in such shares) cannot be Transferred except as permitted by the Stockholders' Agreement. On the date hereof, the Executive shall execute a joinder agreement pursuant to which the Executive shall become bound by the terms and conditions of the Stockholders' Agreement with respect to the Restricted Stock and any other shares of capital stock of the Corporation purchased or received by him.

         9. NO OBLIGATIONS OF EMPLOYMENT. This Agreement shall not confer upon the Executive any express or implied right to be retained in the service of the Corporation or a Subsidiary for any period or at all, nor restrict in any way the right of the Corporation or any Subsidiary, which is hereby expressly reserved, to terminate his employment at any time with or without cause.

         10. FORFEITURE. Notwithstanding any other provisions of this Agreement to the contrary, in the event of a breach by the Executive of (i) any of the covenants and agreements of the Executive set forth in Section 6(a) of the Employment Agreement (Confidential Information) and such breach has a materially adverse effect on the Corporation or (ii) any of the other covenants and agreements of the Executive set forth in Sections 6(d) and (e) of the Employment Agreement (Non-Competition; Non-Competition in Expansion Markets), then all of the Restricted Stock then held by the Executive (whether or not then subject to the Restriction Period) will be immediately and unconditionally forfeited and revert to Corporation, without any action required by the Executive or the Corporation.

         11. DELIVERY OF AGREEMENT. The purchase of Restricted Stock set forth in this Agreement shall be subject to cancellation by the Corporation unless (i) within ten (10) days of the date hereof the Executive delivers or mails to the Corporation a copy of this Agreement, duly executed by the Executive, and (ii) within thirty (30) days of the date hereof the Executive delivers or mails to the Corporation or its designee the stock certificates for the Restricted Stock that is subject to the Restriction Period on the date hereof together with stock powers endorsed by the Executive in blank, or other appropriate instruments of transfer.

         12. GOVERNMENT REGULATIONS. This Agreement and the obligation of the Corporation to transfer shares of Restricted Stock hereunder shall be subject to all applicable Federal and state laws, rules and regulations and any regulation, qualification, approvals or other requirements imposed by any government or regulatory agency or body which the Corporation's board of directors shall, in its discretion, determine to be necessary or applicable in all respects. If at any time the Corporation shall determine, in its discretion, that the listing, registration or qualification of shares of Stock upon any national securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable, the Corporation shall not be required to issue or deliver any certificates for shares of Stock unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Corporation.

         13. DEFINITIONS.

                  "INVESTMENT" means the aggregate amount of any equity contributions made by H.I.G.-TNetix, Inc. and/or its affiliates in the Corporation.

                  "SALE OF THE CORPORATION" has the meaning set forth in the Stockholders' Agreement.

                  "PROCEEDS" means the proceeds that consist of cash and cash equivalents paid to H.I.G.-TNetix, Inc. and/or its affiliates,
                  (i) including without limitation (1) all fees, payments and distributions paid by the Corporation and/or its subsidiaries to H.I.G.-TNetix, Inc. and/or the affiliates of H.I.G.-TNetix, Inc. (other than reimbursements for out of pocket expenses paid by H.I.G.-TNetix, Inc. or its affiliates on behalf of the Corporation) and (2) all amounts realized by H.I.G. TNetix, Inc. and/or its affiliates, directly or indirectly, with respect to the Investment, will be included (regardless of the nature of the payment (e.g., dividend, fee for services, proceeds from sale of stock, etc.)), but (ii) excluding all amounts used to repay any principal, interest, fees or other out of pocket expenses relating to indebtedness of the Corporation; PROVIDED that if, at any time after the Corporation's initial public offering of common stock (the "IPO"), H.I.G.-TNetix, Inc. distributes to its affiliates such common stock in the Corporation then H.I.G.-TNetix, Inc. shall be deemed to have received Proceeds equal to the product of (x) the number of shares of common stock so distributed multiplied by (y) the average closing price per share of the Corporation's publicly-traded common stock over the five (5) consecutive trading days immediately preceding the date of such distribution; PROVIDED FURTHER, that if, at any time prior to the Corporation's IPO, H.I.G.-TNetix, Inc. distributes to its affiliates capital stock in the Corporation then the Corporation and the Executive shall mutually agree as to any adjustments to this Agreement as shall be necessitated by such distribution.

                  "TRANSFER" means to pledge, assign, encumber, sell, contract to sell, lend, make any short sale of, grant any option, right or warrant for the purchase of, or otherwise transfer or dispose of, directly or indirectly (whether voluntarily or involuntarily or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings, including, without limitation, bankruptcy), any Restricted Stock or enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Restricted Stock.

         14. NOTICE. Any notice, request, consent or approval required or permitted to be given under this Agreement or pursuant to law shall be sufficient if in writing and if and when sent by certified or registered mail, with postage prepaid, if to the Executive, to the Executive's residence (as noted in the Corporation's records), or, if to the Corporation, to the Corporation's principal office, as the case may be.

         15. AMENDMENT. This Agreement may be amended by the Corporation without the consent of the Executive, provided that such amendment would not materially impair any previously accrued rights of the Executive under this Agreement.

         16. SEVERABILITY. If any of the provisions of this Agreement should be deemed unenforceable, the remaining provisions shall remain in full force and effect.

         17. GOVERNING LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware applicable to contracts executed and to be performed entirely within such state, without regard to the conflict of law provisions thereof.

         18. ASSIGNMENT. This Agreement may not be transferred, assigned, pledged or hypothecated by either party hereto, other than by operation of law. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, including, in the case of the Executive, the estate, heirs, executors, legatees, administrators, and personal representatives thereof. Each of the parties hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

         19. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall constitute one and the same instrument.

                       [SIGNATURES ON THE FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties have executed this Restricted Stock Purchase Agreement as of the date first above written.


                                       SECURUS TECHNOLOGIES, INC.



                                       By: /s/ Brian Schwartz
                                           -------------------------------------
                                       Title: President





                                       /s/ Richard Falcone